Exhibit 10.1

Crystal Rock Holdings, Inc.
Supplemental Conflict of Interest Policy
for Directors and Officers
(Adopted June 23, 2016)

OUTLINE OF CONTENTS

ARTICLE I.  PURPOSE
ARTICLE II.  DEFINITIONS
A.  “Interested Person”
B.  “Related party”
C.  “Financial Interest”
D.  “Significant Investment”
E.  “Material”
F.  “Corporate Opportunity”
G.  “Officers”

ARTICLE III.  PROCEDURES
A.  You Have A Duty To Disclose Certain Possible Conflicts.
B.  In General, The Audit Committee Determines Whether A Conflict Of Interest Exists.
C.  There Are Limits On Investments By Directors and Officers.
D.  There Are Limits On Service On Boards Of Directors.
E.  Violations Of The Conflict Of Interest Policy Can Result In Disciplinary Action.

ARTICLE IV.  ANNUAL STATEMENT AND DECLARATION
Appendix.  Examples of Possible Conflicts of Interest

Crystal Rock Holdings, Inc.
Supplemental Conflict of Interest Policy
for Directors and Senior Officers
(Adopted June 23, 2016)

ARTICLE I
PURPOSE
The purpose of this Supplemental Policy is to help Crystal Rock Holdings, Inc. (the “Company”), and each of the Company’s directors and officers to identify and properly address potential conflicts of interest involving the Company.  This Supplemental Policy supplements the provisions of the Company’s Code of Ethics applicable to all Company employees.  Although it is impossible to describe every situation that might give rise to a potential conflict of interest, this Supplemental Policy addresses the following common situations that may give rise to a conflict of interest:
(1) situations where a director or officer has a personal financial interest, whether direct or indirect, in a transaction or arrangement entered into by the Company or in an entity doing business with the Company; and
(2) situations where a director or officer wishes to exploit a corporate opportunity that rightfully belongs to the Company.
ARTICLE II
DEFINITIONS
The following terms used in this Supplemental Policy are defined as provided in this Article II.
A.  “Interested Person” means
Any director or officer (defined below)
(1) who has a financial interest (defined below), or whose related party (defined below) has a financial interest, or
(2) who, or whose related party, is presented with a potential corporate opportunity (defined below).
B.  “Related party” means
(1) any immediate family member of a director or officer of the Company, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such director or officer and any person (other than a tenant or employee) sharing the household of such director or officer; and

(2) any entity (whether non-profit or for-profit):  (a) which is directly or indirectly owned or controlled by the director or officer, individually or together with persons related to such director or officer pursuant to (1) above; or (b) of which the director or officer is an officer, director, partner, employee or trustee.
In this section, “owned” means controlling or holding, directly or indirectly, 10% or more of the voting or economic interests in the entity, if it is a private company, or 5% or more of the voting or economic interests in the entity, if it is a public company, in either case as a stockholder, partner or member; “controlled” means having the right to appoint any of the director, trustee or other positions on the governing body of the entity.
C.  “Financial Interest” means
A director or officer has a financial interest if such person or, to the knowledge of such person, a related party of such person has, directly or indirectly, whether through any business, investment or family relationship, any of the following:
(1) a significant investment (as defined below), existing or potential, in any entity;
(2) a compensation arrangement or right, existing or potential, with any entity or individual with which the Company has, or is negotiating, a material (as defined below) transaction or arrangement.
The existence of a financial interest is not, in all cases, a conflict of interest.  A person who has a financial interest will be deemed to have a conflict of interest only if the Audit Committee of the Board of Directors (the “Audit Committee”) determines that such financial interest creates a conflict of interest.
D.  “Significant Investment” means
A significant investment in a company is the beneficial ownership, directly or indirectly, of securities of such company representing 10% or more of the voting power of such company, if it is a private company, or 5% or more of the voting power of such company, if it is a public company (i.e., measured by the aggregate votes to which its outstanding securities are entitled).  For purposes of such calculation, the investment of such director or officer, and any investment, of which such director or officer is aware, of each of his or her related parties, shall be aggregated.
E.  “Material” means
A transaction or arrangement with another organization is material if it involves, or is reasonably likely to involve, aggregate payments to, or aggregate payments by the Company, in any fiscal year of the recipient or the paying party, exceeding the greater of (1) $3,000, and (2) an amount equal to 5% of the consolidated gross revenues of the recipient or the paying party, respectively, for that party’s most recently completed fiscal year.

F.  “Corporate Opportunity” means
A corporate opportunity is a business opportunity that a director or officer, or, to his or her knowledge, a related party of such person, intends to pursue, whether through investment or participation in the business, and that the Company might reasonably be interested in pursuing, which
(1) has a direct or close relationship to a business or line of business in which the Company is currently engaged, or
(2) with respect to which (a) the Company has publicly announced it intends to engage, or (b) the director or officer is aware the Company has determined it intends to engage or is in the process of considering whether it will engage.
However, the possible exploitation by a director or officer, or any of their related parties, of a corporate opportunity is not, in all cases, a conflict of interest.  A potential corporate opportunity will be deemed to lead to a conflict of interest only if the Audit Committee decides that such corporate opportunity creates a conflict of interest.
G.  “Officers” means
The Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer, each Executive Vice President of the Company, and each Vice President of the Company.
ARTICLE III
PROCEDURES
A.  You Have A Duty To Disclose Certain Possible Conflicts.
In connection with any actual or possible conflict of interest, including any corporate opportunity, an interested person must disclose, promptly after first becoming aware of such actual or potential conflict of interest, as applicable:
(1) the existence of his or her existing or potential financial interest and any related party’s existing or potential financial interest and all material facts with respect to such financial interest, to a member of the Audit Committee; or
(2) the existence of any potential corporate opportunity in which he or she, or any related party, is or would be a participant (whether as an officer, director, employee, consultant, stockholder, lender, lessee or otherwise) or his or her, or any related party’s, investment is or would be in excess of $0 in the case of a privately held company, or 1% of the voting power of such company, if it is a public company (i.e., measured by the aggregate votes to which its outstanding securities are entitled), and all material facts with respect to such investment, participation and corporate opportunity, to a member of the Audit Committee.

In the case of any such actual or possible conflict of interest, (a) if such actual or possible conflict of interest involves a corporate opportunity, the Audit Committee shall have authority to determine whether the corporate opportunity should remain available for the Company to pursue, or (b) if such actual or possible conflict of interest involves only a financial interest, the Audit Committee shall have the authority to determine whether such financial interest creates a conflict of interest.  The Audit Committee shall report, in writing, to the Board each determination it makes with respect to a potential corporate opportunity or other conflict of interest.
Any director or any officer may, at his or her sole discretion, refer the consideration of any potential conflict of interest or corporate opportunity to the Audit Committee.
The Audit Committee may, at its sole discretion, refer the consideration of any such conflict of interest to the Board.  If a director of the Audit Committee is an interested person, the remaining two directors of the Audit Committee shall act for the Committee.  If more than one director of the Audit Committee is an interested person, the Audit Committee shall refer the consideration of any such conflict of interest to the Board of Directors.  Any determination by the Board of Directors shall be made by the disinterested members of the Board.
B.  In General, The Audit Committee Determines Whether A Conflict Of Interest Exists.
After disclosure of a financial interest or potential corporate opportunity and all material facts related thereto, and after any discussion with any person or persons, including with the interested person, in which he, she or it may choose to engage, the Audit Committee shall decide if a conflict of interest exists with respect thereto.
In the case of a potential corporate opportunity, the Audit Committee may, if appropriate, appoint a disinterested person or committee to investigate whether the transaction or arrangement should remain available for the Company to pursue on its own behalf, and any such person or committee shall report the results of its investigation to the Audit Committee.
The Audit Committee shall determine
(1) in the case of a potential conflict of interest arising from a financial interest, whether the Company can obtain, with reasonable efforts, a more advantageous transaction or arrangement (taken as a whole), than the transaction or arrangement at issue with the company in which the financial interest is held, that would not give rise to a conflict of interest, or
(2) in the case of a potential corporate opportunity, whether the transaction or arrangement should remain available for the Company to pursue on its own behalf.

If a more advantageous transaction or arrangement may not be obtained, with reasonable efforts, under circumstances that would not give rise to a conflict of interest, the Audit Committee shall determine whether the transaction or arrangement is in the Company’s best interest and for its own benefit and whether the transaction is fair and reasonable to the Company, and the interested person shall make his, her or its decision as to whether to enter into the transaction or arrangement in conformity with such determination.
The Audit Committee, with the assistance of management of the Company, shall establish such procedures as will enable the Company to determine whether a person who becomes subject to this Supplemental Policy, as a result of promotion or being hired by the Company, may be in violation of this Supplemental Policy as a result of becoming subject to this Supplemental Policy.  Such procedures shall include obtaining from such person, in connection with the hiring, promotion process or nomination process, the statement and disclosure contemplated by Article IV.
C.  There Are Limits On Investments By Directors and Officers.
Directors and officers may invest in third party entities as part of their personal investment strategy.  However, investments in entities that, as a material part of their business, compete with any material part of the Company’s business may create a conflict of interest or the appearance of a conflict.
To avoid any such conflicts of interest, directors or officers (either individually or with any related party or parties) shall not, without the approval of the Audit Committee, directly or indirectly (other than through investment companies, investment funds or other vehicles in which the senior officer has no influence over specific investment decisions):
(1) make any investment in excess of $0 in a potential corporate opportunity; or
(2) make any investment (determined at the time it is made), whether direct or indirect through any other person or entity, in any competitor of the Company described in the previous paragraph, in excess of $0, in the case of a privately held company, or 1% or more of the voting power of such company, if it is a public company (i.e., measured by the aggregate votes to which its outstanding securities are entitled).
D.  There Are Limits On Service On Boards Of Directors.
No director or officer may serve on the board of directors or advisory board, or their equivalent, of any company, other than any non-profit entity, without the approval of the  Audit Committee.
E.  Violations Of The Conflict Of Interest Policy Can Result In Disciplinary Action.
If any director or officer has reasonable cause to believe it is likely that any other director or officer has failed to disclose any actual or possible conflict of interest required to be disclosed under this Supplemental Policy, he or she shall inform the Audit Committee of the basis for such belief.  The Audit Committee shall afford any director or officer who is alleged to have failed to timely disclose any actual or possible conflict of interest required to be disclosed under this Supplemental Policy (whether his or hers, that of any of his or her related parties, or that of another director or officer or any of their related parties), of which he or she was aware, an opportunity to explain such alleged failure.  If, after hearing the response of such person and making such further investigation as may be warranted in the circumstances, the Audit Committee determines that the person has in fact failed to disclose timely such an actual or possible conflict of interest, it shall recommend to the Board of Directors that the Company take appropriate disciplinary action, up to and including termination of the person’s employment, and corrective action.

Any other violation of this Supplemental Policy by any person subject to this Supplemental Policy, including engaging in any transaction or arrangement or corporate opportunity without requisite approval under this Supplemental Policy, will subject such person to appropriate disciplinary action, up to and including termination of his or her employment.
ARTICLE IV
ANNUAL STATEMENT AND DECLARATION
Each director and officer shall annually submit to the Audit Committee a statement which confirms that such person has received a copy of this Supplemental Policy, has read and understands this Supplemental Policy, is in compliance with the Supplemental Policy and has agreed to comply with this Supplemental Policy.
Each director and officer shall also complete, and submit to the Audit Committee,  at the same time, a declaration of potential conflicts of interest, of which such director or officer may be aware, in a form provided to such director or officer by the Company.  The Audit Committee shall raise any issues arising from such disclosure as appropriate.
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Appendix
Examples of Possible Conflicts of Interest

•	Utilizing Company time and/or assets and other resources to promote personal interests, the interests of third parties, or outside business.
•	Holding a second job with a vendor or supplier with whom the Company conducts business, or with one of the Company's competitors.
•	Conducting Company business with related parties (family members or close personal relationship members or members of your economic household) or with businesses in which you or related parties have a significant interest.
•	Speculating or dealing for one's own account in materials, supplies, equipment or product which the Company buys or sells, or in the property rights in which the Company may be interested.
•	Serving as a director, officer, advisor, associate or consultant for companies with which the Company transacts business, or which are competitors of the Company.
•	Making or holding investments in competitors or in companies with whom the Company does business if such investments have the effect or appearance of influencing your business judgment and duty to the Company.

B4534037.5